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                                                                     Exhibit 5.4
Postbus 1110
3000 BC  Rotterdam                    Rotterdam , 26 February 2004
Weena 750
3014 DA  Rotterdam
T   +31 10 224 00 00
F   +31 10 414 84 44

                                      CanWest Media Inc.
                                      31st Floor, TD Centre
                                      201 Portage Avenue
                                      Winnipeg, Manitoba
                                      Canada R3B 3L7

                                      The Parties identified on Exhibit A hereto

Ladies and Gentlemen,

We have acted as Netherlands counsel to CanWest Media Inc, a Canadian corporation (the "Company") and the parties identified in Exhibit A hereto (the
"Dutch Guarantors") in connection with the preparation and filing of the registration statement on form F-3 (the "Registration Statement") filed by the Company, the Dutch Guarantors and the other guarantors identified therein with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of the US$ 41,880,457 aggregate principal amount of the Company's 10 5/8% senior subordinated notes due 2011 (the "Notes") and the related guarantee listed in Exhibit B hereto (the "Guarantee"). The
Notes were issued pursuant to the Indenture listed in Exhibit B hereto (the
"Indenture").

In rendering the opinions expressed herein, we have exclusively reviewed and relied upon the Transaction Documents listed in Exhibit B hereto and the Corporate Documents listed in Exhibit C hereto and we have assumed that the Transaction Documents have been entered into for bona fide commercial reasons.

We have not investigated or verified any factual matter disclosed to us in the course of our review.

We have not been involved in structuring, drafting or negotiating any of the Transaction Documents.

This opinion letter sets out our opinion on certain matters of Netherlands Law as

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NautaDutilh N.V. has its seat at Rotterdam, The Netherlands and is registered in the Commercial
Register in Rotterdam under number 24338323. All services and other work are carried out under a contract for professional services ("overeenkomst van opdracht") with NautaDutilh N.V., subject to the general conditions of NautaDutilh N.V. These general conditions include, among other provisions, a limitation of liability clause and have been filed with the Rotterdam Court of First
Instance. They can be consulted at www.nautadutilh.com and will be provided free of charge upon request.

ABN AMRO Bank 42.61.85.323; Fortis Bank 64.02.57.747; ING Bank 69.33.63.282; Postbank 9047; Account
Name: Stichting Beheer Derdengelden Advocatuur NautaDutilh.


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                                      Rotterdam , 26 February 2004


at today's date and the opinions and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with, Netherlands Law.

This opinion letter may only be relied upon on the condition that you accept that the legal relationship between yourselves and NautaDutilh N.V. is governed by Netherlands Law and that any issues of interpretation or liability arising out of or in connection with this opinion letter are submitted to the exclusive jurisdiction of the competent courts at Rotterdam, the Netherlands.

For the purpose of this opinion letter we have assumed that:

a. all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same, all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the executed originals thereof and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

b. none of the Dutch Guarantors has (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing),
     (iii) had its assets placed under administration (onder bewind gesteld),
     (iv) been declared bankrupt (failliet verklaard), granted a suspension of payments (surseance van betaling verleend) or (v) been made subject to similar proceedings in other jurisdictions. The extracts referred to in paragraphs 1.2, 2.2, 3.2, 4.2, and 5.3 of Exhibit C hereto (the "Extracts") and our inquiries of today over the telephone with the Bankruptcy Clerk's Office support this assumption. However, this information does not constitute conclusive evidence that the events set out in items (i) through
     (v) have not occurred;

c.   the contents of the Extracts are true and accurate;

d. the resolutions referred to in paragraphs 1.3, 2.3, 3.3, 4.3 and 5.4 of Exhibit C hereto, including the powers of attorney contained therein (the "Resolutions"), are in full force and effect and the powers of attorney contained in the Resolutions validly authorise the person or persons purported to be granted power of attorney, to represent and bind each of the Dutch Guarantors vis a vis the other parties to the Transaction Documents with regard to the transactions contemplated by and for the purposes stated in the Transaction Documents under any applicable law other than


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                                      Rotterdam , 26 February 2004

     Netherlands Law;

e. the Transaction Documents have been signed on behalf of the Dutch Guarantors by John Maguire as attorney-in-fact;

f. none of the Dutch Guarantors has a conflict of interest with any of its managing directors (bestuurders) with respect to the entering into the Transaction Documents.

Based upon and subject to the foregoing and subject to the qualifications set forth herein and to any matters, documents or events not disclosed to us, we express the following opinions:

1. Each of the Dutch Guarantors is a corporation duly incorporated and validly existing under the laws of the Netherlands, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantee.

2. The Indenture has been duly authorized by each of the Dutch Guarantors and has been duly executed by each of the Dutch Guarantors in accordance with the laws of the Netherlands.

3. The Guarantee has been duly authorized by each of the Dutch Guarantors in accordance with the laws of the Netherlands and has been duly executed by each of the Dutch Guarantors in accordance with the laws of the Netherlands.

4. The execution of the Indenture and the Guarantee by each of the Dutch Guarantors, the performance by each of the Dutch Guarantors of their obligations thereunder and the enforcement of such obligations do not violate any applicable law of the Netherlands.

The opinions expressed above are subject to the following qualifications:

(A) As Netherlands lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Transaction Documents under the applicable law and the obligations of the parties to the Transaction Documents and we have made no investigation of such meaning and purport. Our review of the Transaction Documents and of any other documents subject or expressed to be subject to any law other than Netherlands Law has therefore been limited to the terms of such documents as they appear to us


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                                      Rotterdam , 26 February 2004

     on their face.

(B) This opinion is limited by any applicable bankruptcy, insolvency and other similar laws affecting the rights of creditors in general, including, but not limited to, the Tax Collection Act, and by statutory provisions with regard to fraudulent preference.

(C) The enforcement of the obligations under the Indenture and the Guarantee is limited by rules of "force majeure", reasonableness and fairness, unforeseen circumstances, set-off, prescription and other defences afforded by Netherlands law to obligors generally.

(D) The term "enforceable" used above does not mean that the relevant obligations will be specifically enforceable or that injunctive relief will be available as a remedy for the enforcement of such obligations under all circumstances.

(E) With respect to the opinion expressed in paragraph 4 above, it should be noted that, pursuant to Article 2:21 of the Netherlands Civil Code, the public prosecutor or any interested party may file a petition for the dissolution (ontbinding) of a corporation if certain defects attach to the incorporation of such corporation. As far as we are able to assess on the basis of the deeds of incorporation, no such defects attach to the incorporation of any of the Dutch Guarantors. However, there could be such defects which do not appear from the face of the deeds of incorporation of the Dutch Guarantors, for example if the incorporator acted under duress or undue influence.

(F) With respect to the giving of the Guarantee by the Dutch Guarantors, it should be noted that, under Article 2:7 of the Netherlands Civil Code ("NCC") a transaction entered into by a legal entity can be annulled if the objects of that entity are thereby exceeded and the other party was or should, without making its own enquiries, have been aware thereof. Only the legal entity and the trustee in its bankruptcy can invoke this ground for annulment.

     There is uncertainty as to the question of when the objects of a legal entity are exceeded (i.e., when a transaction is ultra vires). The Netherlands Court of Cassation has ruled that in determining whether a certain transaction is ultra vires all circumstances must be taken into account and that the manner in which the objects have been defined in the company's articles of association is not the only decisive factor. The fact that the company forms

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                                      Rotterdam , 26 February 2004

     part of a group of companies may be another relevant factor.

     Several legal writers take the view that the acts of the company should be in the actual interest of that company in the sense that they are conducive to the realisation of the objects of the company as laid down in its articles of association. A number of those writers are of the opinion that the giving of guarantees and granting of security for the debt of a third party is in principle - in the absence of circumstances which indicate the contrary - ultra vires. According to most writers referred to above, circumstances which indicate the contrary may exist in a situation where a company forming part of a group of companies directly or indirectly benefits from the fact that another company forming part of the same group incurs a debt for which the former company gives a guarantee.

     Case-law and literature do not offer much guidance in determining to what extent group companies must have benefited to qualify for having acted within the scope of their objects clause.

     In Netherlands financing transactions, financial institutions normally accept the risks described above in cases where the security provided by parties such as the Dutch Guarantors does not represent an essential element of the security package.

(G) Article 3:45 NCC provides that, where a debtor who enters into a transaction without being legally obliged to do so, knew or should have known that the possibilities for one or more of its creditors to seek recourse against its assets would be negatively affected thereby, any creditor whose opportunity to recover his claim has been prejudiced, has the right to nullify such transaction if certain conditions are met (Actio Pauliana). In Netherlands financing transactions, financial institutions accept the risks described above in cases where the security provided by parties such as the Dutch Guarantors does not represent an essential element of the security package. Pursuant to certain provisions of the Netherlands Bankruptcy Act a trustee in bankruptcy can exercise the right of nullification on behalf of the bankruptcy estate in similar situations.

(H) Pursuant to Article 2:207c Netherlands Civil Code, a private company with limited liability such as the Dutch Guarantors may not grant loans (leningen verstrekken), provide security (zekerheid stellen), give a price guarantee (koersgarantie geven) or otherwise bind itself, whether jointly and severally or otherwise with or for third parties (zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden) with a view to (met het oog op) the subscription or acquisition

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                                      Rotterdam , 26 February 2004

     by third parties of shares in its share capital or depository receipts. This prohibition also applies to its subsidiaries (dochtervennootschappen). Any transaction in violation of this prohibition is voidable
     (vernietigbaar) or void (nietig).

(I) the Netherlands courts may refuse to apply a rule of foreign law otherwise applicable to an agreement in certain situations such as the situation where such rule of foreign law is manifestly incompatible with the public policy ("ordre public") of the Netherlands. On the face of the Transaction Documents, we have no reason to believe that any provision of the Transaction Documents will be deemed manifestly incompatible with the public policy of the Netherlands by a competent Netherlands court.

(J) The president of a competent Netherlands court (rechtbank), in any matter in which the plaintiff seeks provisional measures in summary proceedings (kort geding), may assume jurisdiction, notwithstanding a contractual provision to the contrary.

(K) It should be noted that it is uncertain whether service of process at the address of a process agent referred to in the Indenture and the Guarantee for legal proceedings in The Netherlands will be valid. Therefore, it is recommendable that, in the event of initiating legal proceedings in The Netherlands, service of process is also effected upon the defendants at their domicile or residence in The Netherlands, if any.

(L) A power of attorney or mandate granted by any of the Dutch Guarantors, including but not limited to the appointment of an agent for service of process (to the extent that it can be considered a power of attorney):

     a. can only be made irrevocable to the extent that its object is the performance of legal acts in the interests of the attorney or a third party. The competent Netherlands courts may at the request of the principal cancel the irrevocable quality of the power of attorney for compelling reasons; and

     b. will terminate upon the bankruptcy or become ineffective upon the suspension of payments of the principal and, unless otherwise provided, the attorney.

(M) Although extracts from the Commercial Register, such as the Extracts, and confirmations by phone from the Bankruptcy Clerk's office are commonly relied upon in the Netherlands in the rendering of legal opinions, such extracts and confirmations do not constitute conclusive

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                                      Rotterdam , 26 February 2004

evidence of the information they purport to confirm.

This opinion is being delivered to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Kaye Scholer LLP may rely on this opinion with respect to matters governed by Netherlands law for purposes of its opinion to you dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.

Yours faithfully,
on behalf of NautaDutilh N.V.
/s/ B. TH. DEROGEE

B. Th. Derogee


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                                      Rotterdam , 26 February 2004

                                                                       EXHIBIT A
                                                        LIST OF DUTCH GUARANTORS
                                                        ------------------------

1.   CGS NZ TV Shareholding (Netherlands) B.V.;

2.   CGS NZ Radio Shareholding (Netherlands) B.V.;

3.   CGS Shareholding (Netherlands) B.V.;

4.   CGS Debenture Holding (Netherlands) B.V.

5.   CGS International Holdings (Netherlands) B.V.


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                                           Rotterdam , 26 February 2004


                                                                       EXHIBIT B

                                                   LIST OF TRANSACTION DOCUMENTS
                                                   -----------------------------



1. a copy of the executed indenture, dated 17 May 2001 (the "Indenture"), made among CanWest Media Inc., as Issuer (as defined therein), the Dutch Guarantors and the other guarantors named therein, and the Bank of New York as Trustee (as defined therein); and


2. a copy of the executed guarantee, dated 17 May 2001 ("Guarantee"), made among the Dutch Guarantors and the other guarantors (as defined therein);
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                                      Rotterdam , 26 February 2004

                                                                       EXHIBIT C
                                                     LIST OF CORPORATE DOCUMENTS
                                                     ---------------------------

1.   CGS NZ TV Shareholding (Netherlands) B.V.

1.1 a photocopy of the deed of incorporation of CGS NZ TV Shareholding (Netherlands) B.V. dated 29 July 1997 which, according to the extract referred to under 1.2, contain the articles of association of CGS NZ TV Shareholding (Netherlands) B.V. currently in force;

1.2 a fax copy of an official extract dated 26 February 2004 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS NZ TV Shareholding (Netherlands) B.V.; and

1.3 a fax copy of the board resolution of CGS NZ TV Shareholding (Netherlands) B.V. dated May 2001.

2.   CGS NZ Radio Shareholding (Netherlands) B.V.

2.1 a photocopy of the deed of incorporation of CGS NZ Radio Shareholding (Netherlands) B.V. dated 29 July 1997 which, according to the extract referred to under 2.2, contain the articles of association of CGS NZ Radio Shareholding (Netherlands) B.V. currently in force;

2.2 a fax copy of an official extract dated 26 February 2004 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS NZ Radio Shareholding (Netherlands) B.V.; and

2.3 a fax copy of the board resolution of CGS NZ Radio Shareholding (Netherlands) B.V. dated May 2001.

3.   CGS Shareholding (Netherlands) B.V.

3.1 a photocopy of the deed of incorporation of CGS Shareholding (Netherlands) B.V. dated 23 December 1992 which, according to the extract referred to under 3.2, contain the articles of association of CGS Shareholding (Netherlands) B.V. currently in force;

3.2 a fax copy of an official extract dated 26 February 2004 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS Shareholding (Netherlands) B.V.; and

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                                      Rotterdam , 26 February 2004

3.3 a fax copy of the board resolution of CGS Shareholding (Netherlands) B.V. dated May 2001.

4.   CGS Debenture Holding (Netherlands) B.V.

4.1 a photocopy of the deed of incorporation of CGS Debenture Holding (Netherlands) B.V. dated 23 December 1992 which, according to the extract referred to under 4.2, contain the articles of association of CGS Debenture Holding (Netherlands) B.V. currently in force;

4.2 a fax copy of an official extract dated 26 February 2004 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS Debenture Holding (Netherlands) B.V.; and

4.3 a fax copy of the board resolution of CGS Debenture Holding (Netherlands) B.V. dated May 2001.

5.   CGS International Holdings (Netherlands) B.V.

5.1 a photocopy of the deed of incorporation of CGS International Holdings (Netherlands) B.V. dated 23 December 1992;

5.2 a photocopy of the deed of amendment of the articles of association of CGS International Holdings (Netherlands) B.V. dated 21 June 2001, which, according to the extract referred to under 5.3, is the most recent deed of amendment of the articles of association of CGS International Holdings (Netherlands) B.V.;

5.3 a fax copy of an official extract dated 26 February 2004 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS International Holdings (Netherlands) B.V.; and

5.4 a copy of the board resolution of CGS Debenture International Holdings (Netherlands) B.V. dated May 2001.